Exhibit 99.2

TRILOGY EDUCATION SERVICES, INC.

Consolidated Financial Statements as of
December 31, 2018 and 2017, and for each of the
Three Years Ended December 31, 2018, and
Independent Auditors’ Report

Deloitte & Touche LLP 30 Rockefeller Plaza New York, NY 10112 USA Tel: +1 212 492 4000 Fax: +1 212 489 1687 www.deloitte.com

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Trilogy Education Services, Inc.
New York, New York

We have audited the accompanying consolidated financial statements of Trilogy Education Services, Inc. and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity / Members’ deficit, and cash flows for each of the three years in the period ended December 31, 2018, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Trilogy Education Services, Inc. and its subsidiaries as of December 31, 2018 and 2017, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2018, in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

April 3, 2019

TRILOGY EDUCATION SERVICES, INC.

Consolidated Balance Sheets

(In thousands, except per share data)

	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash	$50,261	$20,786
Accounts receivable, net of allowances for doubtful accounts of $5,040 and $1,133 as of December 31, 2018 and 2017, respectively	21,428	14,223
Due from universities	14,141	5,286
Prepaid expenses and other current assets	2,681	790
Total current assets	88,511	41,085
Property and equipment, net	1,947	1,207
Intangible assets, net	3,140	—
Program development costs, net	459	541
Other assets	1,266	278
TOTAL ASSETS	$95,323	$43,111

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,278	$661
Due to universities	13,129	2,628
Deferred revenue	51,079	35,958
Accrued expenses and other current liabilities	4,867	1,151
Total current liabilities	72,353	40,398
Other liabilities	203	119
TOTAL LIABILITIES	72,556	40,517
Commitments and Contingencies (Note 7)

STOCKHOLDERS’ EQUITY:
Convertible preferred stock — par value of $0.0001 per share — 8,642,110 and 5,272,110 shares authorized as of December 31, 2018 and 2017, respectively; 8,640,986 and 5,272,110 shares issued and outstanding as of December 31, 2018 and 2017, respectively	82,902	29,993
Common stock, par value of $0.0001 per share — 38,000,000 shares authorized as of December 31, 2018 and 2017; 18,980,634 and 20,101,458 shares issued and outstanding as of December 31, 2018 and 2017, respectively	2	2
Additional paid-in capital	4,284	595
Accumulated deficit	(64,455)	(27,997)
Accumulated other comprehensive income	34	1
TOTAL STOCKHOLDERS’ EQUITY	22,767	2,594

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$95,323	$43,111

The accompanying notes are an integral part of these consolidated financial statements.

TRILOGY EDUCATION SERVICES, INC.

Consolidated Statements of Operations
(In thousands)

	Year Ended December 31,
	2018	2017	2016
Revenue	$97,009	$39,301	$7,603
Operating expenses:
Curriculum and teaching	35,753	12,777	2,107
Servicing and support	14,428	7,592	2,342
Technology and content development	7,500	3,057	493
Marketing and sales	30,460	18,138	3,593
General and administrative	30,788	12,586	2,638
Total operating expenses	118,929	54,150	11,173
Loss from operations	(21,920)	(14,849)	(3,570)
Interest income	11	5	—
Other expense	(92)	—	—
Loss before provision for income taxes	(22,001)	(14,844)	(3,570)
Provision for income taxes	(155)	(7)	—
Net loss	$(22,156)	$(14,851)	$(3,570)

The accompanying notes are an integral part of these consolidated financial statements.

TRILOGY EDUCATION SERVICES, INC.

Consolidated Statements of Comprehensive Loss
(In thousands)

	Year Ended December 31,
	2018	2017	2016
Net loss	$(22,156)	$(14,851)	$(3,570)
Other comprehensive income:
Foreign currency translation adjustments	33	1	—
Comprehensive loss	$(22,123)	$(14,850)	$(3,570)

The accompanying notes are an integral part of these consolidated financial statements.

TRILOGY EDUCATION SERVICES, INC.

Consolidated Statements of Stockholders’ Equity / Members’ Deficit
(In thousands, except share data)

	Convertible Preferred Stock		Members’ Capital		Common Stock		Additional Paid-In	(Accumulated Deficit) Retained	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Income	Total
Balance — January 1, 2016	—	$—	20,000,000	$240	—	$—	$—	$(461)	$—	$(221)
Unit-based compensation	—	—	—	—	—	—	26	—	—	26
Members’ capital contributions	—	—	—	629	—	—	—	—	—	629
Net loss	—	—	—	—	—	—	—	(3,570)	—	(3,570)
Balance — December 31, 2016	—	—	20,000,000	869	—	—	26	(4,031)	—	(3,136)
Conversion from LLC to Corporation	—	—	(20,000,000)	(869)	20,000,000	2	—	867	—	—
Issuance of promissory notes in exchange for relinquishing liquidation preference on common units	—	—	—	—	—	—	(26)	(9,982)	—	(10,008)
Issuance of Series A convertible preferred stock, net of issuance costs of $7	5,272,110	29,993	—	—	—	—	—	—	—	29,993
Issuance of common stock upon exercise of stock options	—	—	—	—	101,458	—	5	—	—	5
Stock-based compensation	—	—	—	—	—	—	590	—	—	590
Other comprehensive income	—	—	—	—	—	—	—	—	1	1
Net loss	—	—	—	—	—	—		(14,851)	—	(14,851)
Balance — December 31, 2017	5,272,110	$29,993	—	$—	20,101,458	$2	$595	$(27,997)	$1	$2,594
Issuance of Series B convertible preferred stock, net of issuance costs of $340	3,368,876	52,909	—	—	—	—	—	—	—	52,909
Issuance of common stock upon exercise of stock options	—	—	—	—	80,543	—	8	—	—	8
Non-employee vested stock-based compensation	—	—	—	—	—	—	776	—	—	776
Employee stock-based compensation	—	—	—	—	—	—	2,717	—	—	2,717
Issuance of common stock for acquisitions	—	—	—	—	63,939	—	723	—	—	723
Repurchase and retirement of common stock	—	—	—	—	(1,265,306)	—	(535)	(14,302)	—	(14,837)
Other comprehensive income	—	—	—	—	—	—	—	—	33	33
Net loss	—	—	—	—	—	—	—	(22,156)	—	(22,156)
Balance — December 31, 2018	8,640,986	$82,902	—	$—	18,980,634	$2	$4,284	$(64,455)	$34	$22,767

The accompanying notes are an integral part of these consolidated financial statements.

TRILOGY EDUCATION SERVICES, INC.

Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2018	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(22,156)	$(14,851)	$(3,570)
Adjustments to reconcile net loss to net cash (used in) / provided by operating activities:
Depreciation and amortization of property and equipment	336	139	12
Amortization of intangible assets	231	—	—
Amortization of program development costs	309	145	38
Stock/unit-based compensation	3,493	590	26
Provision for bad debt	4,664	1,166	180
Change in fair value of non-employee stock option liability	22	11	20
Unrealized exchange (gain) / loss	108	—	—
Changes in operating assets and liabilities:
Accounts receivable	(11,248)	(12,567)	(2,899)
Due from universities	(8,855)	(3,891)	(1,332)
Prepaid expenses and other current assets	(2,343)	(675)	(62)
Other assets	(1,314)	(239)	(33)
Accounts payable	2,527	364	226
Due to universities	10,535	1,682	861
Deferred revenue	15,207	26,869	8,829
Accrued expenses and other current liabilities	3,276	747	(12)
Other liabilities	64	100	19
Net cash (used in) / provided by operating activities	(5,144)	(410)	2,303
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,062)	(1,115)	(174)
Additions to program development costs	(227)	(516)	(208)
Additions to capitalized software	(1,190)	—	—
Acquisition of assets	(880)	—	—
Net cash used in investing activities	(3,359)	(1,631)	(382)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of Series A convertible preferred stock	—	29,993	—
Net proceeds from issuance of Series B convertible preferred stock	52,909	—	—
Payment of promissory note issued in exchange for liquidation preference	—	(10,008)	—
Proceeds from exercise of stock options	8	5	—
Repurchase and retirement of common stock	(14,837)	—	—
Contribution from Members	—	—	629
Net cash provided by financing activities	38,080	19,990	629
Effect of exchange rate changes	(102)	1	—
NET INCREASE IN CASH	29,475	17,950	2,550
CASH — Beginning of Year	20,786	2,836	286
CASH — End of year	$50,261	$20,786	$2,836
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$—	$—
Cash paid for income taxes	$—	$—	$—
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING INFORMATION:
Purchases of property and equipment included in accounts payable	$27	$13	$37
Issuance of promissory notes in exchange for relinquishing preference on common units	$—	$10,008	$—
Capitalized software costs included in accounts payable and accrued expenses	$578	$—	$—
Issuance of common stock for asset acquisitions	$723	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

TRILOGY EDUCATION SERVICES, INC.

Notes to Consolidated Financial Statements
As of December 31, 2018 and 2017, and
For Each of the Three Years Ended December 31, 2018
(in thousands, except for share and per share data)

1.              Organization, Description of Business and Summary of Significant Accounting Policies

Organization and Description of Business

Trilogy Education Services, Inc. (“Trilogy” or the “Company”) develops, creates, and manages a platform which combines market-driven curriculum, career services, national community of universities, instructors, and employers to prepare students for careers in the digital economy. The Company provides skills-based training programs, such as web development which prepares job-ready students for roles in web development, software engineering and data architecture and data analytics and visualization which provides students with the knowledge, and skills to turn big data into big answers. The Company’s services include program development, marketing, student recruitment, student support, career coaching, and management of class calendars and all classroom operational support. The Company was founded in 2015 and is based in New York, New York with offices in Boca Raton, Florida, and Tempe, Arizona.

The Company, founded as Trilogy Education Services, LLC (“Trilogy LLC”), was formed as a Limited Liability Company (LLC) in Delaware on June 15, 2015. These consolidated financial statements reflect a 20 to 1 stock split in Class A, B and C Common Units that were outstanding effective February 1, 2017, the date of Trilogy LLC’s Second Amended and Restated Limited Liability Operating Agreement. Subsequent to the split, Trilogy LLC was authorized to issue 23,800,000 membership units consisting of 6,800,000 Class A, 13,200,000 Class B, and 3,800,000 Class C Common Units. The Second Amended and Restated Limited Liability Operating Agreement also added liquidation preferences for the Class A and Class B Common Units in the amount of $3,000 and $7,000, respectively, which would be payable upon a liquidation event, as defined. On April 10, 2017, at the time of LLC conversion discussed below, the Class A and Class B Common Units holders were issued promissory notes for the aggregate amount of their liquidation preference of approximately $10,000, which was paid upon the first closing of the Series A financing, which occurred on April 14, 2017 (Note 9).

On April 10, 2017, Trilogy LLC was converted from a Delaware LLC to a Delaware corporation (the “LLC Conversion”). Except where the context otherwise requires or as otherwise indicated, references to the Company prior to the conversion is Trilogy LLC. The LLC Conversion was effective January 1, 2017 for tax purposes and as such, the Company filed a passthrough entity prior to the LLC Conversion and was not generally subject to income taxes. Subsequent to the LLC Conversion, the Company filed a consolidated tax return as a taxable C-corporation.

In connection with the LLC Conversion, all outstanding equity interests in Trilogy LLC were converted and the holders of the Class A and Class B Common Units received 20,000,000 shares of common stock in the Company. The Class C Common Units converted at a ratio of 1 to 1 into common stock options. Pursuant to the Company’s May 16, 2018 certificate of incorporation, the Company is authorized to issue up to 38,000,000 shares of common stock, $0.0001 par value per share, and 8,642,110 shares of preferred stock, $0.0001 par value per share.

Liquidity

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. In May 2018, the Company issued 3,368,876 shares of Series B convertible preferred stock for $53,249 in gross proceeds (Note 9). As of the issuance date of these financial statements, the Company believes it has sufficient resources to continue as a going concern and currently does not anticipate the need for another financing in the next twelve months based on the current projection. The Company will continue to consider raising capital if necessary.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying consolidated financial statements include the accounts of Trilogy and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

TRILOGY EDUCATION SERVICES, INC.

Notes to Consolidated Financial Statements
As of December 31, 2018 and 2017, and
For Each of the Three Years Ended December 31, 2018
(in thousands, except for share and per share data)

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from these estimates.

On an on-going basis, management evaluates its estimates, primarily those related to: (i) accounts receivable and allowances for doubtful accounts, (ii) the useful lives of long lived assets and their recoverability, (iii) the realization of tax assets and estimates of tax liabilities, (iv) the valuation of common stock, and (v) assumptions used in the Black-Scholes option pricing model to determine the fair value of stock options. These estimates are based on historical data and experience, as well as various other factors that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Estimates relating to the valuation of stock require the selection of appropriate valuation methodologies and models, and significant judgment in evaluating ranges of assumptions and financial inputs.

Cash Equivalents

The Company considers all financial instruments purchased with an original maturity of three months or less at the time of purchase to be cash equivalents. There are no cash equivalents as of December 31, 2018 and 2017.

Fair Value Measurements

Assets and liabilities recorded at fair value on a recurring basis in the consolidated balance sheets would be categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:

Level I—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level II—Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

Level III—Unobservable inputs that are supported by little or no market data for the related assets or liabilities.

Financial instruments consist of cash, accounts receivable, due from and to universities, related party receivables and accounts payable. The Company has not elected the fair value option for any financial assets and liabilities for which such an election would have been permitted.

Accounts Receivable, net

The Company’s accounts receivable is stated at net realizable value. The Company utilizes the allowance method to provide for doubtful accounts based on management’s evaluation of the collectability of the amounts due. The estimate is based on historical collection experience and a review of the current status of accounts receivable.

No individual customer accounted for more than 10% of revenue for the years ended December 31, 2018, 2017 and 2016, nor 10% of accounts receivable at December 31, 2018 and 2017.

TRILOGY EDUCATION SERVICES, INC.

Notes to Consolidated Financial Statements
As of December 31, 2018 and 2017, and
For Each of the Three Years Ended December 31, 2018
(in thousands, except for share and per share data)

Certain Risks and Concentrations

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash. Substantially all of the Company’s cash is maintained with two financial institutions, which management believes have high credit standings. The balance of cash deposited in excess of the Federal Deposit Insurance Coverage limit is $49,511 and $20,405 at December 31, 2018 and 2017, respectively.

Property and Equipment

Property and equipment, including leasehold improvements, are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining lease term.

When assets are retired or disposed of, the assets and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is included in the consolidated statements of operations. Expenditures for replacements and betterments are capitalized and expenditures relating to maintenance and repairs are charged to expense as incurred.

Program Development Costs

The Company develops content on a program-by-program basis. The Company incurs costs in developing program materials in a format suitable for use in the Company’s programs. Developed program materials are then delivered. The Company capitalizes costs when preliminary research efforts are successfully completed and management has authorized and committed project funding to develop a program and it is probable that the curriculum will be delivered. Costs incurred prior to meeting these criteria and the costs incurred for maintenance of the program are expensed.

The content development costs that qualify for capitalization are third-party direct costs, such as consulting service fees and other services, and internal payroll and payroll-related costs incurred associated with creating and producing program materials. Costs are capitalized until the program has been fully developed by the Company for delivery, at which time amortization of the capitalized program development costs begin. The capitalized costs are recognized on a program-by-program basis and included in program development costs, net on the consolidated balance sheets. These costs are amortized using the straight-line method over the estimated useful life of the respective capitalized content program, which is generally three years (Note 5), as the asset’s utility is consumed evenly over the useful life.

Intangible Assets, Net

Acquired intangible assets with finite lives include developed technology and assembled workforce which are carried at cost, less accumulated amortization. Amortization is computed over the estimated useful lives of two to three years.

The Company capitalizes the costs to develop software for the program delivery platform and other internal uses when preliminary development efforts are successfully completed, management has authorized and committed project funding when it is probable that the project will be completed, and the software will be used as intended. Costs incurred prior to meeting these criteria and the costs incurred for training and maintenance are expensed. Costs incurred for upgrades and enhancements that are considered probable of resulting in additional functionality are capitalized and included in intangible assets. These costs are amortized as part of technology and content development expense using the straight-line method over the estimated useful life, which is generally three years (Note 4), as the asset’s utility is consumed evenly over the useful life.

Impairment of Long-Lived Assets

Long-lived assets, such as, property and equipment, capitalized program development costs, and acquired intangible assets, subject to depreciation and amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of these assets or asset groups may not be recoverable or that the useful life is shorter than originally estimated. Recoverability of these assets or asset group is measured by comparison of the carrying amount of each asset or asset group to the future undiscounted

TRILOGY EDUCATION SERVICES, INC.

Notes to Consolidated Financial Statements
As of December 31, 2018 and 2017, and
For Each of the Three Years Ended December 31, 2018
(in thousands, except for share and per share data)

cash flows the asset or asset group is expected to generate over their remaining lives. If the asset or asset group is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. If the useful life is determined to be shorter than originally estimated, the Company will amortize the remaining carrying value over the new shorter useful life. No long-lived asset impairment charges for the years ended December 31, 2018, 2017 and 2016 were recognized.

Revenue Recognition

On January 1, 2017, the Company early adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) and the related amendments using the full retrospective transition method and has concluded that doing so did not have a material impact on the amount and timing of either its revenue or costs for any periods presented.

The Company primarily generates revenue from services provided in delivering its skills-based training programs. Revenues are recognized evenly over the duration of the program and as programs are delivered to students, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. Students pay a fixed upfront amount which is billed in advance of the program. The remaining program fee is billed to the student each month.

The Company determines revenue recognition through the following steps:

•                  Identification of the contract, or contracts, with a customer

•                  Identification of the performance obligations in the contract

•                  Determination of the transaction price

•                  Allocation of the transaction price to the performance obligations in the contract

•                  Recognition of revenue when, or as, a performance obligation is satisfied

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer, and is the unit of account in Topic 606. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. The Company’s contracts have a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contracts.

The Company’s performance obligation is satisfied evenly over time as the program is delivered. Accordingly, revenue from program delivery is recognized using a time-elapsed output method evenly over the duration of the program. The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which the Company recognizes revenue at the amount to which the Company has the right to invoice for services performed.

At December 31, 2018 and 2017 the Company had $51,079 and $35,958, respectively, of remaining performance obligations, presented as deferred revenue in the consolidated balance sheets. The Company expects to recognize all the remaining 2018 performance obligations as revenue in 2019.

Contract Balances

Timing of revenue recognition may differ from the timing of invoicing to customers. The Company records a receivable, or due from universities, when revenue is recognized prior to invoicing, or initially as deferred revenue when revenue is recognized subsequent to invoicing.

Deferred revenue is comprised of unearned revenue related to students attending programs. Students are invoiced a portion of the program fee prior to the program start, the remaining fee is invoiced monthly. The Company may invoice the universities for the course offering if the students receives a student loan for the course through a university program. The Company’s payment terms between invoicing and when payment is due is not significant. Contract receivables are presented as accounts receivable when the Company invoices the students. The Company presents contract receivable as due from universities on the consolidated balance sheet when the universities are invoiced.

TRILOGY EDUCATION SERVICES, INC.

Notes to Consolidated Financial Statements
As of December 31, 2018 and 2017, and
For Each of the Three Years Ended December 31, 2018
(in thousands, except for share and per share data)

The Company also recognized a long term receivable from a third-party student loan company of $518, net of an allowance for doubtful accounts of $305, in other assets as of December 31, 2018. The Company receives a portion of the tuition upfront when the student loans are approved by the loan company and the remainder of the balance is expected to be paid over three years as students repay the underlying balance to the student loan company.

As of December 31, 2018 and 2017, the Company has collected all amounts included in deferred revenue other than $18,299 and $13,635, respectively, related to the timing of customer invoices.

The Company recognized $1,998 and $416 of revenue from Canada and Mexico, respectively, for the year ended December 31, 2018. All of the Company’s programs were delivered in the United States prior to 2018.

Obligations for Refunds

Students are able to withdraw from a program during the add/drop period for a full refund, less a nonrefundable deposit retained by the Company. At the end of 2018, the Company changed its refund policy and students are able to withdraw prior to the add/drop period for a full refund. After the add/drop period of each program, the Company has no obligation to refund any of the consideration received. Since the period between the start of a program and the Company’s obligation to refund the consideration received is no more than one or two weeks, and generally the commencement of a program and it’s add/drop period does not cross the end of a financial reporting period, the Company has determined that any resulting variable consideration is resolved within the financial reporting period that the program commenced.

Assets Recognized from Costs to Obtain a Contract with a Customer

The Company would recognize an asset for the incremental costs of obtaining a contract with a customer if it expects the benefit of those costs to be longer than one year. The Company has expensed these costs as incurred under the practical expedient available since it is expected that the amortization period would have been one year or less.

Curriculum and Teaching

Curriculum and teaching costs are associated with the Company’s program delivery and consist primarily of fees due to the Company’s university partners, and compensation and benefit costs related to program instructors, tutors, and other support personnel in delivering program content to students.

The Company remits fees to university partners based on the contractual arrangements with each university. The payable balance to a university is reduced by any advanced payments made to that university or other receivables from that university related to student amounts collected or to be collected.

Servicing and Support

Servicing and support costs consist primarily of compensation and benefit costs (including stock-based compensation) related to the management and operations of the Company’s program offerings for the students and universities. It also includes software licensing, telecommunications, technical support and other costs related to providing access to and support for students. In addition, servicing and support includes costs to facilitate career services, and other program related support services.

TRILOGY EDUCATION SERVICES, INC.

Notes to Consolidated Financial Statements
As of December 31, 2018 and 2017, and
For Each of the Three Years Ended December 31, 2018
(in thousands, except for share and per share data)

Technology and Content Development

Technology and content development costs consist primarily of compensation and benefit costs (including stock-based compensation) and outsourced services costs related to the ongoing improvement and maintenance of the technology platform and program materials. It also includes amortization expense related to capitalized program and content development, and intangible assets, as well as hosting and other technology costs associated with program delivery.

Marketing and Sales

Marketing and sales costs consist primarily of costs related to student acquisition. This includes the cost of online advertising and prospective student generation, as well as compensation and benefit costs (including stock-based compensation) for program marketing, marketing analytics and admissions application counseling personnel. All sales and marketing costs are expensed as they are incurred. Advertising expense totaled $11,397, $7,884 and $1,735 for the years ended December 31, 2018, 2017 and 2016, respectively.

General and Administrative

General and administrative costs consist primarily of compensation and benefit costs (including stock-based compensation) for employees in the executive, partner relations, administrative, finance and accounting, legal, communications and human resources functions. It also includes bad debt expenses, external legal, accounting, facilities rent and other professional fees, telecommunications charges and other corporate costs such as insurance and travel that are not related to another function.

Stock-based Compensation

The Company records stock-based compensation to employees based on the Company’s estimate of the fair value of stock-based awards at the grant date. The Company has elected to use the Black-Scholes option-pricing model to determine the fair value of stock-based awards on the date of grant. The grant date fair value of the award is then recognized on a straight-line basis over the requisite service period, which is the vesting period of the award and is generally four years. In 2015, the Company early adopted Accounting Standards Update (“ASU”) No. 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. Accordingly, no estimates for forfeitures were made. The Company’s financial statements for these earlier periods have not yet been made available for issuance and are eligible for early adoption.

For non-employee stock-based awards, the Company calculates the fair value of the award on the date of grant in the same manner as employee awards; however, the unvested portion of the awards is recorded as a liability and is revalued at the end of each reporting period. The pro-rata compensation expense is adjusted accordingly until such time the non-employee award is fully vested. At that time, the total compensation recognized to date shall equal the fair value of the stock-based award as calculated on the measurement date, which is the date at which the award recipient’s performance is complete. Upon vesting, the liability, representing the total fair value of the options granted to non-employees, is reclassified to additional paid-in capital.

Foreign Currency

The Company has operations in foreign countries whose functional currency is the local currency. Gains and losses on transactions denominated in currencies other than the functional currency are included in determining net loss for the period. All assets and liabilities denominated in a foreign currency are translated into U.S. dollars at the exchange rate on the balance sheet date. Revenue and expenses are translated at the average exchange rate applicable during the period. Translation gains and losses are included as a component of accumulated other comprehensive income in stockholders’ equity.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in operating expenses in the accompanying consolidated statements of operations when incurred. Foreign currency transaction losses were $108 for the year ended December 31, 2018. Foreign currency transaction gains and losses were insignificant for the years ended December 31, 2017 and 2016.

TRILOGY EDUCATION SERVICES, INC.

Notes to Consolidated Financial Statements
As of December 31, 2018 and 2017, and
For Each of the Three Years Ended December 31, 2018
(in thousands, except for share and per share data)

Income Taxes

Income taxes are accounted for under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that are included in the financial statements. Under this method, the deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of the assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on the deferred tax assets and liabilities is recognized in earnings in the period when the new rate is enacted. Deferred tax assets are subject to periodic recoverability assessments. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount that more likely than not will be realized.

The Company recognizes the tax benefits on any uncertain tax positions taken or expected to be taken in the consolidated financial statements when it is more likely than not the position will be realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes estimated interest and penalties related to uncertain tax positions as a part of the provision for income taxes.

Recently Adopted Accounting Pronouncements

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The ASU requires that an entity’s management evaluate whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. The amendments in this ASU are effective for annual reporting periods ending after December 15, 2016. The Company adopted this ASU on January 1, 2017. Adoption of this standard did not have a material impact on the Company’s financial reporting process.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740), which removes the requirement to split deferred income taxes between current and non-current. Instead, the new accounting guidance requires all deferred income taxes to be reported as noncurrent. This standard is effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018, with early adoption permitted. The Company has adopted ASU 2015-17 within the accompanying consolidated balance sheets. Adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to employee share-based payment accounting, affecting entities that issue stock-based payment awards to their employees. ASU 2016-09 is designed to simplify several aspects of accounting for stock-based payment award transactions which include the income tax consequences, classification of awards as either equity or liabilities, classification on the statement of cash flows and forfeiture rate calculations. ASU 2016-09 is effective for annual periods beginning after December 15, 2016 and for interim periods thereafter, and early adoption is permitted. Early adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

In November 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-18, Statement of cash flows (Topic 230): Restricted Cash, which requires that a statement of cash flows reflect the change during the period in the total of cash, cash equivalents, restricted cash and restricted cash equivalents. Therefore, amounts generally described as restricted cash should be included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown on the statement of cash flows. ASU 2016-18 is effective for annual periods beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The Company early adopted ASU 2016-18 within these accompanying consolidated financial statements. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the definition of a business, to clarify the definition of a business to add guidance for evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. Specifically, this ASU provides a screen to assist entities in determining when a set should not be considered a business, which screen provides that if substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in

TRILOGY EDUCATION SERVICES, INC.

Notes to Consolidated Financial Statements
As of December 31, 2018 and 2017, and
For Each of the Three Years Ended December 31, 2018
(in thousands, except for share and per share data)

a single identifiable asset or group of similar assets, the set is not a business. The ASU was effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company applied this standard in its evaluation of the Firehose and Jobtrack acquisitions. (See Note 2).

In May 2017, the FASB issued ASU 2017-09, Compensation — Stock compensation: Scope of modification accounting, to provide guidance about which changes to the terms or conditions of a stock-based payment award require an entity to apply modification accounting in Topic 718. ASU 2017-09 is effective for all annual periods, and interim periods within those annual periods, beginning after December 15, 2017, with early adoption permitted. The Company adopted ASU 2017-09 within these accompanying consolidated financial statements. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, Improvements to nonemployee share-based payment accounting, that expands the scope of Topic 718 to include stock-based payments issued to nonemployees for goods and services, which are currently accounted for under Topic 505. The ASU specifies that Topic 718 will apply to all stock-based payment transactions in which a grantor acquires goods or services to be used or consumed in the grantor’s own operations in exchange for stock-based payment awards. Upon transition, the Company will remeasure equity-classified awards for which a measurement date has not been established. The cumulative effect of the remeasurement will be recorded as an adjustment to retained earnings as of the beginning of the fiscal year of adoption. The amendments in ASU 2018-07 are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than the Company’s adoption date of Topic 606. The Company is assessing the impact of adoption on the consolidated financial statements.

In July 2018, the FASB issued ASU 2018-09, Codification Improvements, which clarifies and corrects unintended applications of guidance, and makes improvements to several Accounting Standards Codification topics. The applicable amendments in this ASU will be effective for the Company in annual periods beginning after December 15, 2018. On January 1, 2019, the Company adopted this standard, which is not expected to have material impact on its consolidated financial statements and related disclosures.

In August 2018, the FASB issued ASU 2018-15, Customer’s accounting for implementation costs incurred in a cloud computing arrangement that is a service contract, requiring a customer in a cloud computing arrangement (i.e., hosting arrangement) that is a service contract to follow the internal-use software guidance in Accounting Standards Codification 350-40 to determine which implementation costs to capitalize as assets or expense as incurred. The guidance in ASU 2018-15 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. The Company is assessing the impact of adoption on the consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Changes to the disclosure requirements for fair value measurement, that modify the disclosure requirements on fair value measurements in Topic 820, based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. An entity is permitted to early adopt either the entire standard or only the provisions that eliminate or modify requirements. The adoption of this ASU is not expected to have any material effect on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The ASU introduces a model for lessees requiring most leases to be reported on the balance sheet. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, and the Company will adopt this ASU in the first quarter of 2019. In July 2018, the FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases and ASU 2018-11, Leases (Topic 842): Targeted Improvements. ASU 2018-10 clarifies ambiguous or potentially conflicting guidance in ASU 2016-02, but is not expected to have a material impact on the Company. ASU 2018-11 provides entities with an additional transition method to adopt Topic 842. Under this new transition method, an entity initially applies the new lease standard at the adoption date, rather than at the beginning of the earliest period presented, and recognizes a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. The Company has elected this transition method upon the adoption date of January 1, 2019. In December 2018, the FASB issued ASU 2018-20, Leases (Topic 842): Narrow-Scope Improvements for Lessors, to add clarity to lessor accounting for sales taxes, certain lessor costs and certain requirements related to variable payments in contracts. ASU 2018-20 is not expected to have a material impact on the Company.

TRILOGY EDUCATION SERVICES, INC.

Notes to Consolidated Financial Statements
As of December 31, 2018 and 2017, and
For Each of the Three Years Ended December 31, 2018
(in thousands, except for share and per share data)

A number of optional practical expedients may be applied in transition. The Company does not intend to recognize right-of-use assets or lease liabilities for leases with a term of 12 months or less, as permitted by the short-term lease practical expedient. In transition, the Company plans to apply the package of practical expedients that permit entities to not reassess (i) whether expired or existing contracts contain a lease under the new standard, (ii) the lease classification for expired or existing leases, or (iii) whether previously capitalized initial direct costs would qualify for capitalization under the new standard. The Company plans to apply the practical expedient that permits a lessee to account for lease and non-lease components in a contract as a single lease component. In addition, the Company does not intend to use hindsight during transition.

The Company is currently evaluating the effect that this ASU will have on its consolidated financial statements and related disclosures and is in the process of considering changes to its systems and processes.

2.              Asset Acquisitions

On August 31, 2018, the Company completed the acquisition of Firehose Project (“Firehose”), an immersive online coding platform. The purchase consideration for the acquisition consisted of (i) approximately $600 of cash, (ii) 8,525 shares of the Company’s common stock, (iii) 17,050 shares of the Company’s common stock, which is withheld as security for the seller’s indemnification obligations under the acquisition agreement over a period of two years and (iv) 25,575 shares of the Company’s common stock which shall vest over 24 equal monthly installments subject to the sellers’ continued employment.

The fair value of the Company’s common stock issued for the acquisition is determined to be $309. The Company determined that Firehose does not meet the definition of a business and accounted for the acquisition as an asset acquisition. The Company recognized $854 in acquired developed technology and $98 in assembled workforce as a result of the transaction. The Company considered the nature of common stock which is subject to vesting and concluded it was compensatory in nature and will be recognized as compensation expense over the service period. The compensation expense recognized for the year ended December 31, 2018 is $51.

On September 28, 2018, the Company completed the acquisition of Jobtrack, Inc. (“Jobtrack”), a career service platform. The purchase consideration for the acquisition consisted of (i) approximately $200 of cash and (ii) 34,100 shares of the Company’s common stock. The value of the Company’s common stock issued for the acquisition is determined to be $414. The Company determined that Jobtrack does not meet the definition of a business and accounted for the acquisition as an asset acquisition. The Company recognized $598 in acquired developed technology and $53 in assembled workforce as a result of the transaction.

3.              Property and Equipment, Net

Property and equipment, net consists of the following:

	Amortization	December 31,
	Period	2018	2017
Leasehold improvements	Lesser of Lease Term or 10 years	$134	$54
Computer software	3 years	147	20
Computer equipment	5 years	1,205	655
Furniture	7 years	949	630
Property and equipment, gross		2,435	1,359
Less: accumulated depreciation and amortization		(488)	(152)
Total property and equipment, net		$1,947	$1,207

Depreciation and amortization expense on property and equipment totaled $336, $139 and $12 for the years ended December 31, 2018, 2017 and 2016, respectively.

TRILOGY EDUCATION SERVICES, INC.

Notes to Consolidated Financial Statements
As of December 31, 2018 and 2017, and
For Each of the Three Years Ended December 31, 2018
(in thousands, except for share and per share data)

4.              Intangible Assets, Net

The following table summarizes the Company’s intangible assets, net:

	December 31,
	2018	2017
Capitalized software costs	$1,768	$—
Developed technology	1,452	—
Assembled workforce	151	—
	3,371	—
Accumulated amortization	(231)	—
Intangible assets, net	$3,140	$—

Total capitalized software additions were $1,768 for the year ended December 31, 2018. Amortization expense of $231 for the year ended December 31, 2018 was recorded in technology and content development expense on the accompanying consolidated statements of operations. For the years ended December 31, 2017 and 2016, the Company has not capitalized any software costs or recognized any associated amortization expense.

As of December 31, 2018, the estimated future amortization expense for amortizable intangible assets place in service is as follows:

Year Ending December 31:	Amortization Expense
2019	$1,276
2020	1,118
2021	746
$3,140

5.              Program Development Costs, Net

The following table summarizes the Company’s program development costs:

	December 31,
	2018	2017
Program development costs	$951	$724
Accumulated amortization	(492)	(183)
Program development costs, net	$459	$541

Total program development additions were $227 and $516 for the years ended December 31, 2018 and 2017, respectively. Amortization expenses for the years ended December 31, 2018, 2017 and 2016 of $309, $145 and $38, respectively, were recorded in technology and content development expense in the accompanying consolidated statements of operations.

TRILOGY EDUCATION SERVICES, INC.

Notes to Consolidated Financial Statements
As of December 31, 2018 and 2017, and
For Each of the Three Years Ended December 31, 2018
(in thousands, except for share and per share data)

6.              Accrued Expenses and Other Current Liabilities

The following table summarizes the Company’s accrued expenses and other current liabilities:

	December 31,
	2018	2017
Accrued bonus	$1,775	$585
Sales and use taxes payable	454	53
Other accrued expenses	2,638	513
Accrued expenses and other current liabilities	$4,867	$1,151

7.              Commitments and Contingencies

Lease and Other Commitments

The Company has entered into various non-cancelable operating leases for office facilities, and equipment with lease periods expiring through 2023. These agreements require the payment of certain operating expenses, such as taxes, repairs and insurance and contain renewal and escalation clauses. Rent expense under these agreements is recognized on a straight-line basis.

As of December 31, 2018, the aggregate future non-cancelable minimum operating lease payments consist of the following:

Year Ending December 31:	Operating Leases
2019	$1,126
2020	1,159
2021	1,146
2022	906
2023	422
$4,759

Rent expense for all operating leases amounted to $1,200, $623 and $154 for the years ended December 31, 2018, 2017 and 2016, respectively.

Future Minimum Payments to Universities

The Company is obligated to make guaranteed payments pursuant to certain university agreements. As of December 31, 2018, the future minimum payments due to university clients were $1,000 for each of the years ended December 31, 2019 and 2020.

Litigation

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Company is not currently a party to any material legal proceedings, nor aware of any pending or threatened litigation that, in managements opinion, would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

TRILOGY EDUCATION SERVICES, INC.

Notes to Consolidated Financial Statements
As of December 31, 2018 and 2017, and
For Each of the Three Years Ended December 31, 2018
(in thousands, except for share and per share data)

8.              Common Stock

Pursuant to the Company’s May 16, 2018 certificate of incorporation, the Company is authorized to issue up to 38,000,000 shares of common stock. At December 31, 2018 and 2017, the Company has 18,980,634 and 20,101,458 shares issued and outstanding, respectively. As of December 31, 2018 and 2017, the Company has reserved shares of common stock, on an as-converted basis, for future issuance as follows:

	December 31,
	2018	2017
Conversion of outstanding Series A convertible preferred stock	5,272,110	5,272,110
Conversion of outstanding Series B convertible preferred stock	3,368,876	—
Outstanding stock options	4,969,024	3,587,667
Shares reserved for future option grants	1,250,273	2,671,422
Total	14,860,283	11,531,199

9.              Convertible Preferred Stock

The following tables summarizes the Company’s authorized, issued and outstanding convertible preferred stock that was issued in April and May 2017, and May 2018, for aggregate gross proceeds of $83,249:

	December 31, 2018
	Issuance	Conversion		Shares	Net	Liquidation	Aggregate
	Price Per	Price Per	Shares	Issued and	Carrying	Price Per	Liquidation	Conversion
	Share	Share	Authorized	Outstanding	Value	Share	Preference	Ratio
Series A	$5.690322	$5.690322	5,272,110	5,272,110	$29,993	$5.690322	$30,000	1:1
Series B	$15.806450	$15.806450	3,370,000	3,368,876	52,909	$15.806450	53,249	1:1
			8,642,110	8,640,986	$82,902		$83,249

December 31, 2017
	Issuance	Conversion		Shares	Net	Liquidation	Aggregate
	Price Per	Price Per	Shares	Issued and	Carrying	Price Per	Liquidation	Conversion
	Share	Share	Authorized	Outstanding	Value	Share	Preference	Ratio
Series A	$5.690322	$5.690322	5,272,110	5,272,110	$29,993	$5.690322	$30,000	1:1

The significant terms of the Series A and B convertible preferred stock are as follows:

Conversion Rights

Each share of Series A and B convertible preferred stock is convertible at the option of the holder into the number of shares of common stock determined by dividing the original issue price by the applicable conversion price. At each reporting date, each share of Series A and B convertible preferred stock was convertible into 1 share of common stock at the current conversion ratio. The conversion price

TRILOGY EDUCATION SERVICES, INC.

Notes to Consolidated Financial Statements
As of December 31, 2018 and 2017, and
For Each of the Three Years Ended December 31, 2018
(in thousands, except for share and per share data)

for each share of convertible preferred stock is adjusted for certain recapitalizations, splits, combinations, common stock dividends, or similar events.

Mandatory Conversion Rights in the Event of a Qualified Initial Public Offering or Election of Certain Stockholders

The Series A and B convertible preferred stock shall automatically be converted into shares of common stock at the then-effective conversion price upon the earlier of (i) consummation of a sale of Trilogy’s common stock in a, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, that values the Company at a per share price of at least $23.709675 and resulting in at least $125,000 gross to the Company and (ii) the date specified by written consent or agreement of the holders of a majority of the then-outstanding shares of Series A convertible preferred stock.

Conversion Price Adjustments

The conversion price per share of the Series A and B convertible preferred stock will be reduced if the Company issues any additional stock without consideration or for consideration per share less than the Series A or B convertible preferred stock conversion price in effect for that series, subject to certain exceptions. The conversion price per share of the Series A convertible preferred stock will be increased if the Company does not issue certain options to employees because the Company did not meet specified milestones by April 30, 2019, or a Deemed Liquidation Event.

Demand Registration Rights

Pursuant to the terms of the Series A and B Investor Rights Agreements, the Company is obligated, upon the written demand of the holders of at least 35% of the holders of the registerable securities then outstanding to register a form S-1 registration statement. Upon the receipt of a written demand notice, the Company must file a registration statement with the SEC covering at least 40% of the Registrable Securities Shares within 60 days and use commercially reasonable efforts to have the registration statement declared effective promptly thereafter. The holder of the Representative’s Warrant may exercise this demand registration right at any point after the earlier of: (i) May 17, 2023, or (ii) 180 days after the effective date of a registration statement upon receipt of a request from 35% of the holders of the then outstanding registerable securities for such registration. The Company shall have the right to defer registration for a 90-day period subject to certain conditions, provided this right has not been incurred more than twice in the preceding 12-month period.

Voting Rights

Each share of Series A and B convertible preferred stock has a number of votes equal to the number of shares of common stock into which it is convertible. The holders of the Series A and B convertible preferred stock, voting together as a single class, have the right to elect two directors.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the Series A and B convertible preferred stockholders are entitled to receive an amount per share equal to the greater of (i) the liquidation price per share of $5.690322 and $15.806450, respectively, plus any accrued cumulative unpaid dividends or (ii) such amount per share as would have been payable had all convertible preferred stock converted into common stock immediately prior to such liquidation, dissolution or winding up of the Company. Following distribution of the liquidation preference to the Series A and B convertible preferred stockholders, the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of the common stock.

Any acquisition of the Company by means of (i) merger or consolidation in which the Company is a constituent party of a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation (except for any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (a) the surviving or resulting corporation or (b) if the surviving or resulting corporation is a wholly owned subsidiary of another

TRILOGY EDUCATION SERVICES, INC.

Notes to Consolidated Financial Statements
As of December 31, 2018 and 2017, and
For Each of the Three Years Ended December 31, 2018
(in thousands, except for share and per share data)

corporation following such merger or consolidation, the parent corporation of such surviving or resulting corporation or (ii) a sale, lease, transfer or exclusive license of all or substantially all of the assets of the Company shall be treated as a liquidation, dissolution, or winding-up of the corporation and shall entitle the holders of convertible preferred stock and common stock to receive at closing the cash, securities, or other property amounts as specified in above.

Dividend Rights

The Series A and B convertible preferred stockholders are entitled to receive cumulative annual dividends in the amount of $0.455226 and $1.264516 per share, respectively. The dividends are only payable when and if declared by the Board.

Share Repurchase

In connection with the issuance of shares Series B convertible preferred stock, the Company repurchased 1,265,306 shares of common stock for $15.806450 per share for an aggregate purchase price of approximately $20,000 from certain employees and Directors of the Company and the shares were retired subsequently. Accordingly, the Company reduced the total number of common shares outstanding by the repurchased share amount. As the repurchase price per share was greater than the fair value per share at the transaction date, the Company recognized approximately $5,164 of compensation expense within general and administrative expenses on the consolidated statements of operations.

10.  Stock/Unit-based Compensation

Equity Incentive Plans

The Company maintains the 2015 Equity Incentive Plan (the “Plan”). The Plan governs the equity incentive program under which eligible persons may, at the discretion of the plan administrator, be granted options to purchase shares of common stock.

In September 2015, the Company amended the Plan to increase the authorized units for issuance as unit options to 2,000,000 common units, which reflects the retrospective adjustment for the 20 to 1 split from February 2017. On July 6, 2016, the Company amended the Plan to increase the authorized units for issuance as unit options to 3,000,000 common units, which reflects the retrospective adjustment for the 20 to 1 split from February 2017. In January 2017, the Company amended the Plan to increase the authorized units for issuance as unit options to 3,800,000 common units.

In April 2017, the Company revised the Plan to convert outstanding unit options to purchase common units into options to purchase shares of common stock at a 1 to 1 ratio in connection with the LLC Conversion. The Company also amended the Plan to increase the total shares of common stock available for issuance from 3,800,000 shares to 6,360,547 shares. Any options, which are forfeited or not exercised before expiration, become available for future grants.

In September 2018, the Company replaced the Plan with the 2018 Equity Incentive Plan (the “2018 Plan”). All outstanding common stock awards issued under the Plan will remain subjected to the terms of the Plan. All common stock available for issuance as of the termination date will be available to be granted under the 2018 Plan. The 2018 Plan will now govern the equity incentive program under which eligible persons may, at the discretion of the plan administrator, be granted options to purchase shares of common stock, stock appreciation rights, restricted stock awards and other types of stock awards. The 2018 Plan reduced the total shares of common stock available for issuance to 6,219,297, which includes (i) 1,929,672 of common stock reserves under the Plan and (ii) 4,289,625 of common stock options reserved. Any options, which are forfeited or not exercised before expiration, become available for future grants.

Options granted under the plan expire 10 years from the date of grant or upon 90 days after termination of the optionee’s services. The options generally vest over a requisite service period of four years either (i) with 25% of the grant vesting on the first anniversary of the service date and the remainder vesting quarterly over the remaining vesting period or (ii) ratably over the four-year vesting period.

TRILOGY EDUCATION SERVICES, INC.

Notes to Consolidated Financial Statements
As of December 31, 2018 and 2017, and
For Each of the Three Years Ended December 31, 2018
(in thousands, except for share and per share data)

Total stock-based compensation expense related to employees recognized in the Company’s consolidated statements of operations and comprehensive loss is classified as follows:

	Year Ended December 31,
	2018	2017	2016
Curriculum and teaching	$26	$—	$—
Servicing and support	143	—	—
Technology and content development	57	—	—
Marketing and sales	204	—	—
General and administrative	2,287	241	8
Total	$2,717	$241	$8

The estimated grant-date fair value of the Company’s employee and non-employee stock options was calculated using the Black-Scholes option pricing model, based on the following assumptions:

Year Ended December 31,
	2018	2017	2016
Risk-free interest rate	2.3% - 3.1%	1.9% - 2.2%	1.1% - 1.8%
Dividend yields	—%	—%	—%
Volatility	32.9% - 41.7%	33.2% - 36.4%	36.7% - 42.7%
Expected term (in years)	5.2 - 10	5.6 - 6.1	5.9 - 10

The fair value of each grant of stock options was determined using the Black-Scholes option-pricing model and assumptions discussed below. Each of these inputs is subjective and generally requires significant judgment to determine.

Fair Value of Common Stock—Because there has been no public market for the Company’s common stock, the board of directors has determined the fair value of the common stock at the time of grant of the option by considering a number of objective and subjective factors, including valuations performed by an unrelated third-party specialist, comparable companies, operating and financial performance, the lack of liquidity of capital stock and general and industry specific economic outlook.

Risk-Free Interest Rate—The risk-free interest rate is based on the interest yield in effect at the date of grant for zero coupon U.S. Treasury notes with maturities approximately equal to the option’s expected term.

Dividend Yield—The dividend yield assumption is based on the Company’s history and current expectations of dividend payouts. The Company has never declared or paid any cash dividends on common stock, and does not anticipate paying any cash dividends in the foreseeable future and, consequently, have used an expected dividend yield of zero.

Expected Volatility—Since the Company does not have a trading history for Trilogy’s common stock, the expected volatility was derived from the historical stock volatilities of several unrelated public companies in the industry that are considered to be comparable to the Company’s business over a period equivalent to the expected term of the stock option grants.

Expected Term (in Years)—The expected term represents the period that its stock-based awards are expected to be outstanding and for employees, was determined based on the simplified method as the average of the vesting period and the contractual term. The expected life of options granted to nonemployees is equal to the remaining contractual term as of the measurement date.

TRILOGY EDUCATION SERVICES, INC.

Notes to Consolidated Financial Statements
As of December 31, 2018 and 2017, and
For Each of the Three Years Ended December 31, 2018
(in thousands, except for share and per share data)

Employee Stock-based Compensation

The following table summarizes stock option activity under the Plan and related information:

		Options Outstanding
	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value of Outstanding Options
Outstanding — January 1, 2016	750,000	$0.05	9.8	$—
Granted	1,490,000	0.10
Exercised	—	—
Cancelled	(75,000)	0.09
Outstanding — December 31, 2016	2,165,000	0.08	9.3	$1,429
Granted	1,499,000	0.89
Exercised	(20,000)	0.06
Cancelled	(354,875)	0.33
Outstanding — December 31, 2017	3,289,125	$0.42	8.8	$23,835
Granted	1,766,525	6.72
Exercised	(61,376)	0.11
Cancelled	(225,625)	3.02
Outstanding — December 31, 2018	4,768,649	$2.64	8.3	$50,873
Vested and exercisable— December 31, 2018	1,753,185	$0.43	7.6	$22,585

The weighted-average grant date fair value of options granted for the years ended December 31, 2018, 2017 and 2016 was $5.81, $2.40 and $0.07 per share, respectively. The aggregate intrinsic value of options exercised was $703, $60 and zero for the years ended December 31, 2018, 2017 and 2016, respectively. The total grant date fair value of options granted for the years ended December 31, 2018, 2017 and 2016 was $10,257, $3,598 and $104, respectively.

As of December 31, 2018, and 2017, the total unrecognized stock-based compensation related to unvested stock options was $10,267 and $3,271, respectively. These costs are expected to be recognized over a weighted-average period of 2.6 and 3.1 years as of December 31, 2018 and 2017, respectively.

TRILOGY EDUCATION SERVICES, INC.

Notes to Consolidated Financial Statements
As of December 31, 2018 and 2017, and
For Each of the Three Years Ended December 31, 2018
(in thousands, except for share and per share data)

Non-Employee Stock-based Compensation

From time to time the Company grants options to non-employee consultants and advisors. The agreements with consultants typically vest over periods ranging from 2 to 4 years or based on attainment of certain deliverables. The following table summarizes non-employee stock options activity during 2018, 2017 and 2016:

		Options Outstanding
	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value of Outstanding Options
Outstanding — January 1, 2016	—	$—	—	$—
Options granted	380,000	—
Options exercised	—	—
Options cancelled	—	—
Outstanding — December 31, 2016	380,000	0.05	9.6	$262
Options granted	—	—
Options exercised	(81,458)	0.05
Options cancelled	—	—
Outstanding — December 31, 2017	298,542	0.05	8.7	$2,275
Options granted	20,000	11.73
Options exercised	(19,167)	0.05
Options cancelled	(99,000)	0.05
Outstanding —December 31, 2018	200,375	$1.22	7.8	$2,423
Vested and exercisable — December 31, 2018	79,770	$0.05	7.7	$1,058

Expected future compensation expense related to non-vested options outstanding at December 31, 2018, 2017 and 2016 will be affected by the fair value of Trilogy’s stock at future re-measurement dates and therefore, cannot be reasonably estimated. These costs are expected to be recognized over a weighted-average period of 1.9, 2.6 and 3.6 years as of December 31, 2018, 2017 and 2016, respectively.

As of December 31, 2018 and 2017, the unrecognized compensation expenses recognized as other current liabilities in the consolidated balance sheets were $53 and $31, respectively. For the years ended December 31, 2018, 2017 and 2016, the Company recognized stock-based compensation of $798, $360 and $38, respectively, as part of general and administrative expenses in the accompanying statements of operations.

TRILOGY EDUCATION SERVICES, INC.

Notes to Consolidated Financial Statements
As of December 31, 2018 and 2017, and
For Each of the Three Years Ended December 31, 2018
(in thousands, except for share and per share data)

11.  Provision for Income Taxes

For financial reporting purposes, loss before provision for income taxes includes the following components:

	Year Ended December 31,
	2018	2017	2016
Domestic	$(20,446)	$(14,617)	$(3,570)
Foreign	(1,555)	(227)	—
Loss before provision for income taxes	$(22,001)	$(14,844)	$(3,570)

The provision for income taxes consists of the following:

	Year Ended December 31,
	2018	2017	2016
Federal	$—	$—	$—
State	61	7	—
Foreign	94	—	—
Total current tax expense	$155	$7	$—

The reconciliation between U.S. federal income taxes at the statutory rate and the Company’s provision for income taxes was as follows:

	Year Ended December 31,
	2018	2017	2016
US federal income tax benefit at the statutory rate	$(4,623)	$(5,047)	$—
US state income tax benefit, net of federal	(1,135)	(965)	—
Change in tax status due to LLC Conversion benefit	—	(2,178)	—
Foreign rate differential benefit	103	41	—
Stock-based compensation	270	—	—
Valuation allowance	5,478	5,573	—
Impact of US tax reform benefit	—	2,543	—
Other benefit	62	40	—
Provision for income taxes	$155	$7	$—

TRILOGY EDUCATION SERVICES, INC.

Notes to Consolidated Financial Statements

As of December 31, 2018 and 2017, and

For Each of the Three Years Ended December 31, 2018

(in thousands, except for share and per share data)

Principal components of deferred income taxes are:

	December 31,
	2018	2017
Deferred tax assets:
Stock-based compensation	$1,072	$171
Bad debts	1,299	300
Intangible assets	2,029	2,163
Accrued expenses and other liabilities	511	191
Unrealized losses	9	—
Net operating losses	6,335	2,826
Total deferred tax assets	11,255	5,651
Less: Valuation allowance	(11,091)	(5,613)
Net deferred tax assets	164	38
Deferred tax liabilities:
Depreciation on property and equipment	(164)	(38)
Net deferred taxes	$—	$—

As of December 31, 2018, the Company had $21,877 of U.S. federal net operating loss carryforwards of which $10,489 will expire in 2037 and the remainder are carried forward indefinitely. The Company had $32,343 of state net operating loss carryforwards which will expire primarily in 2037. The Company also has $1,711 of foreign net operating loss carryforwards that begin to expire in 2027.

Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. A significant piece of objective negative evidence evaluated was the cumulative loss incurred over the three-year period ended December 31, 2018. Such objective evidence limits the ability to consider other subjective evidence, such as our projections for future growth. On the basis of this evaluation, as of December 31, 2018 and 2017, valuation allowances of $11,091 and $5,613, respectively, have been recorded to recognize only the portion of the deferred tax assets that is more likely than not to be realized. The amount of the deferred tax assets considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight is given to subjective evidence such as our projections for growth.

As of December 31, 2018, the Company did not have any unrecognized tax benefits. In addition, there were no interest or penalties recorded for uncertain tax positions as of December 31, 2018. The Company would recognize any interest or penalties related to uncertain tax positions as a component of provision for income taxes.

The Company is subject to taxation in the United States and various states, and foreign jurisdictions. As of December 31, 2018, tax years for 2015, 2016, 2017 and 2018 are subject to potential future examination by taxing authorities. To the extent allowed by law, the tax authorities may have the right to examine prior periods where net operating losses were generated and carried forward, and make adjustments up to the amount of the net operating loss carryforwards.

12.  Related Party Transactions

The Company has engaged a consulting company, owned by the spouse of an executive of Trilogy, to provide public relations services in the amounts of $20, $60 and $25 for the years ended December 31, 2018, 2017 and 2016, respectively, which are recorded in general and administrative expenses.

The Company also engaged a digital marketing agency, co-owned by an executive of Trilogy, to provided marketing services in the amounts of $39, $4,001 and $1,438 for the years ended December 31, 2018, 2017 and 2016, respectively, which are recorded in marketing and sales expenses.

TRILOGY EDUCATION SERVICES, INC.

Notes to Consolidated Financial Statements
As of December 31, 2018 and 2017, and
For Each of the Three Years Ended December 31, 2018
(in thousands, except for share and per share data)

Additionally, the Company engaged a media company, owned by an executive of Trilogy, to procure media in the amount of $500 and $25 for the years ended December 31, 2017 and 2016, respectively, which are recorded in marketing and sales expenses. There were no comparative expenses for the year ended December 31, 2018.

13.  Subsequent Events

The Company has evaluated subsequent events through April 3, 2019, which is the date the consolidated financial statements were available for issuance and has determined that there are no subsequent events requiring adjustments to or disclosure in the consolidated financial statements.

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